United States Securities and Exchange Commission
Washington, D.C.  20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2008

XEDAR CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-08356	84-0684753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 220
Englewood, CO 80112
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:  (303) 377-0033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into Material Definitive Agreements

Effective July 1, 2008, Jeffrey R. Grime, retired and resigned from his position as President of our wholly owned subsidiary, Atlantic Systems Corporation (“Atlantic”).  In connection with his resignation and the termination of his employment, Mr. Grime entered into a consulting arrangement (“Consulting Agreement”) with us pursuant to which Mr. Grime will receive a consulting retainer in the amount of $11,000.00 per month in connection with the provision of consulting services through his consulting company, Radex Technologies LLC, until such time as the Consulting Agreement is terminated pursuant to its terms.

The Consulting Agreement is attached as an exhibit to this Current Report.  The above description of the Consulting Agreement is qualified in its entirety by the full text of the exhibit.

Also effective July 1, 2008, Don W. Rakestraw, the Chief Executive Officer of Atlantic, our wholly owned subsidiary, entered into a new employment arrangement (“Employment Agreement”) with us.  Pursuant to the terms of the Employment Agreement, Mr. Rakestraw will continue to serve as Atlantic’s Chief Executive Officer, shall receive a base annual salary of $305,000, subject to an annual cost of living increase, shall receive incentive based bonus compensation based on Atlantic’s annual EBITDA, shall receive annually a grant of restricted stock units under our 2007 Equity Incentive Plan equal to 20% of his base annual salary then in effect, and shall receive reimbursement of reasonable business travel and entertainment expenses in accordance with company policy.  The Employment Agreement may be terminated at any time, provided, however, that if it is terminated by us at anytime prior to the sale of $2.64 million of Xedar common stock owned by Mr. Rakestraw, Mr. Rakestraw shall be entitled to receive continued payment of his base annual salary until the $2.64 million threshold is met, together with a final termination payment of $550,000.  Provided, however, if Mr. Rakesraw is terminated for cause (as defined in the Employment Agreement), he shall be entitled only to payment of compensation through the date of his termination and no additional compensation upon termination.

The Employment Agreement is attached as an exhibit to this Current Report.  The above description of the Employment Agreement is qualified in its entirety by the full text of the exhibit.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

Number	Description
10.1	Consulting Agreement between Jeffrey R. Grime and Xedar Corporation, effective July 1, 2008
10.2	Employment Letter Agreement between Don W. Rakestraw and Xedar Corporation, effective July 1, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Xedar has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xedar Corporation

Dated: July 3, 2008	By:	/s/ Hugh Williamson III
Hugh Williamson III Chairman, President and CEO

Exhibit Index

Number	Description
10.1	Consulting Agreement between Jeffrey R. Grime and Xedar Corporation, effective July 1, 2008
10.2	Employment Letter Agreement between Don W. Rakestraw and Xedar Corporation, effective July 1, 2008.